Exhibit 99.1

FOR IMMEDIATE RELEASE

BMHC PLANS MOVE TO OTC TRADING

SAN FRANCISCO, CA, October 23, 2008 - Building Materials Holding Corporation (NYSE: BLG), a leading provider of building materials and construction services to professional residential builders and contractors, today announced it is in the process of moving the trading of its common stock to the OTC Bulletin Board (“OTCBB”). The anticipated move to OTC trading is the result of the Company no longer meeting the minimum market capitalization standard of the New York Stock Exchange. The NYSE announced today that it will suspend trading of the Company’s common stock on October 29, 2008 and that the stock will no longer be listed on its exchange. BMHC will announce further details of its planned move to OTC trading prior to October 29.

Robert E. Mellor, Chairman and Chief Executive Officer, stated, “The dramatic downturn in the homebuilding sector has had a direct impact on our stock price and market capitalization. Throughout this cyclical downturn, however, we remain dedicated to achieving continued improvement in our financial results through the significant operational restructuring we have undertaken. We expect a number of market participants to make a market in our stock in the OTC system and that our investors will be able to continue trading BMHC shares.”

The Company noted that the anticipated move to OTC trading would not constitute a default under the Company's credit agreement. In addition, the Company noted that this change would not affect the Company's business operations and would not change its SEC reporting requirements.

The OTCBB is an electronic, regulated quotation service that displays real-time quotes, last-sale prices, and volume information for over-the-counter equity securities issued by companies that are subject to periodic filing requirements with the SEC or other regulatory authority.

About BMHC
BMHC is one of the largest providers of building materials and residential construction services in the United States. We serve the homebuilding industry in the western and southern states through two recognized brands: as BMC West, we distribute building materials and manufacture building components for professional builders and contractors; as SelectBuild, we provide construction services to high-volume production homebuilders in key markets. To learn more about BMHC, visit our website at http://www.bmhc.com.

BUSINESS RISKS AND FORWARD-LOOKING STATEMENTS
There are a number of business risks and uncertainties that affect our operations and therefore could cause future results to differ from past performance or expected results. Additional information regarding business risks and uncertainties is contained in Part II Item 1A of our most recent Form 10-Q. These risks and uncertainties may include, however are not limited to:
•
demand for and supply of single-family homes which is influenced by changes in the overall condition of the U.S. economy, including interest rates, consumer confidence, job formation and other important factors;

•	our business model;
•	our ability to implement and maintain cost structures that align with revenue trends;
•	our liquidity is dependent on operating performance, compliance with financial covenants and cash resources;
•	changes in the business models of our customers may limit our ability to provide building products and construction services required by our customers;
•	the integration of acquired businesses may not result in anticipated cost savings and revenue synergies being fully realized or may take longer to realize than expected;
•	losses of and changes in customers;
•	availability of and our ability to attract, train and retain qualified individuals;
•	fluctuations in our costs and availability of sourcing channels for commodity wood products, concrete, steel and other building materials;
•	intense competition;
•	weather conditions including natural catastrophic events;
•	exposure to construction defect and product liability claims as well as other legal proceedings;
•	disruptions in our information systems;
•	actual and perceived vulnerabilities as a result of terrorist activities and armed conflict;
•	costs and/or restrictions associated with federal, state and other regulations; and
•	numerous other matters of a local and regional scale, including those of a political, economic, business, competitive or regulatory nature.

Risks related to our shares may include, however are not limited to:
•	price for our shares may fluctuate significantly; and
•	anti-takeover defenses and certain provisions could prevent an acquisition of our company or limit share price.

Certain statements in this press release and in our most recent Form 10-Q and Annual Report to Shareholders, including those related to the quoting of our stock on the OTCBB, the delisting by the NYSE, and future financial results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about our expectations, anticipated financial results and future business prospects are forward-looking statements. While these statements represent our current judgment on what the future may hold and we believe these judgments are reasonable, these statements involve risks and uncertainties that are important factors that could cause our actual results to differ materially from those in forward-looking statements. These factors include, however are not limited to the risks and uncertainties cited in the above paragraph, as well as the risk that our stock will not remain quoted on the OTCBB, the risk that we may not be able to implement all aspects of our operational restructuring program or achieve the expected financial results. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date of the filing of this news release. We undertake no obligation to update forward-looking statements.

CONTACT:
Bill Smartt, Senior Vice President and Chief Financial Officer, or
Mark Kailer, Vice President, Treasurer and Investor Relations Officer,
+1-415-627-9100, both of BMHC; or
Lisa Laukkanen of The Blueshirt Group for BMHC
+1-415-217-4967, lisa@blueshirtgroup.com